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                                                                    EXHIBIT 10.2

                   TERMS OF STOCK OPTION GRANT PROGRAM FOR
                NONEMPLOYEE DIRECTORS UNDER THE SONOSITE, INC.
              1998 OPTION, STOCK APPRECIATION RIGHT, RESTRICTED
                  STOCK, STOCKGRANT AND PERFORMANCE UNIT PLAN

     The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of SonoSite, Inc. (the "Corporation") under the SonoSite, Inc. 1998 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

     1.   ELIGIBILITY

     Each elected or appointed director of the Corporation who is not otherwise an employee of the Corporation or a subsidiary (an "Eligible Director") shall be eligible to receive option grants under the Plan, as described below.

     2.   INITIAL GRANTS

     Each Eligible Director shall automatically receive an initial grant ("Initial Grant") of a Nonqualified Stock Option to purchase 10,000 shares of Common Stock on the date of his or her first Board meeting.

     3.   ANNUAL GRANTS

     Each Eligible Director shall automatically receive an additional Nonqualified Stock Option to purchase 5,000 shares of Common Stock on each anniversary date of the Initial Grant for so long as the Eligible Director serves on the Corporation's Board.

     4.   OPTION GRANTS TO THE CHAIRMAN OF THE BOARD

          (a) In lieu of an Initial Grant, an Eligible Director elected to the position of Chairman of the Corporation's Board shall receive, upon his or her election or appointment to such position, a Nonqualified Stock Option to purchase 25,000 shares of Common Stock ("Initial Chairman Grant").
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          (b)  In lieu of an Annual Grant, the Chairman of the Board shall automatically receive an additional Nonqualified Stock Option to purchase 10,000 shares of Common Stock ("Annual Chairman Grant") on each anniversary date of the Initial Chairman Grant for so long as the Eligible Director serves in such position.

     5.   OPTION VESTING

     All option grants hereunder shall be fully vested and exercisable twelve months after the date of grant, assuming continued service on the Board for such period.

     6.   OPTION EXERCISE PRICE

     The exercise price of an option shall be its Fair Market Value on the date of grant, as that term is defined in the Plan.

     7.   MANNER OF OPTION EXERCISE

     An option shall be exercised by giving the required notice to the Corporation, stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Common Stock owned by the Eligible Director for at least six months (or such shorter period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes) having a Fair Market Value on the date of exercise equal to the aggregate option exercise price, or (c) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     8.   TERM OF OPTIONS

     Each option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as follows:

          (a) In the event that an Eligible Director ceases to be a director of the Corporation for any reason other than the death of the Eligible Director, the unvested portion of any option granted to such Eligible Director shall terminate immediately and the vested portion of the option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Corporation or prior to the date on which the option expires by its terms, whichever is earlier.

          (b) In the event of the death of an Eligible Director, whether during the Eligible Director's service as a director or during the one-year period referred to in

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Section 8(a), the unvested portion of any option granted to such Eligible
Director shall terminate immediately and the vested portion of the option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the option have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to Section 14 of the Plan.

     9.   CHANGE OF CONTROL

     In the event of any Change of Control, each option that is at the time outstanding shall automatically accelerate so that each such option shall, immediately prior to the specified effective date of the Change of Control, become fully vested and exercisable.

     10.  Amendment

     The Board may amend the provisions contained herein in such respects as it deems advisable. Any amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director under an option.

     Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of options granted to Eligible Directors.

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